                               CISCO SYSTEMS, INC.

                      MANAGEMENT BONUS PLAN---LEVELS A - D
                                     FY 1995

I.     INTRODUCTION

       A. THE OBJECTIVE OF THE MANAGEMENT BONUS PLAN is to financially reward Senior Managers for their contributions to the success of Cisco Systems, Inc.

       B. PARTICIPANTS: This plan applies to Cisco Systems, Inc. senior management staff in the following positions with the respective levels:

                LEVEL                       POSITION
                -----                       --------
                  A                         President
                  B                         Vice Presidents
                  C                         All Directors
                  D                         Managers, Grade 12 and above

           Any exceptions to the above will need to be approved by the President. Participation requires that the manager be employed on or before the first day of the last fiscal quarter. Participants in the Plan with less than one year of service will be eligible for a prorated bonus amount. Participants in this Plan are not eligible for Company Performance Awards.

       C. EFFECTIVE DATE: The Plan is effective for the Fiscal Year 1995, beginning August 1, 1994 through July 30, 1995.

       D. CHANGES IN PLAN: The Company presently has no plan to change the Management Bonus Plan during the fiscal year. The Company reserves the right to modify the Management Bonus Plan in total or in part, at any time. Any such change must be in writing and signed by the President.

       E. ENTIRE AGREEMENT: This Plan and attachments are the entire agreement between Cisco Systems, Inc. and the employee regarding the subject matter of this Plan and supersede all prior compensation or incentive plans or any written or verbal representations regarding the subject matter of this Plan.

II.    BONUS PLAN ELEMENTS

       A. BASE SALARY is determined by the participant's manager. The annual Base Salary in effect at the end of the fiscal year represents the basis for the bonus calculation.

       B. BONUS BASIS PERCENTAGE is a percentage level of Base Salary determined by the position.

                             LEVEL                 POSITION                                   BONUS %
                             -----                 --------                                   -------

                               A                   President                                    45%
                               B                   Vice President                               40%
                               C                   All Directors                                35%
                               D                   Managers, Grade 12 and above                 30%


                               CISCO CONFIDENTIAL

Management Bonus Plan                                               Page 2 of 4


       C. COMPANY PERFORMANCE FACTOR consists of two elements: 50% based upon achieving an established Revenue target and 50% based upon achieving a Profit Before Interest and Tax (PBIT) target per the current plan. 80% of each objective must be achieved for any bonus to be paid.

                           COMPANY PERFORMANCE FACTOR

       REVENUE                                                      PBIT
       -------                                                      ----
    Less than 80%                       0                       Less than 80%
      80 - 100%                      80 - 100%                    80 - 100%
  Greater than 100%                 2% for each 1%             Greater than 100
                                     above 100%

              COMPANY PERFORMANCE FACTOR = (REVENUE + PBIT ) / 2

                   Example:
                    Actual Revenue Performance is 110% of goal
                    Actual PBIT Performance is 120% of goal

                                 REVENUE                            PBIT
                                 -------                            ----
                                 100%                               100%
                                 +20%                               +40%
                                 120%                               140%

              COMPANY PERFORMANCE FACTOR:   (120 + 140) / 2 = 130%

       D. INDIVIDUAL PERFORMANCE FACTOR is based upon individual goal achievement for the fiscal year and is determined by the participant's manager. This factor may range from 1.00-1.20 with the following guidelines used:

                          FISCAL YEAR '95                     INDIVIDUAL
                      PERFORMANCE EVALUATION              PERFORMANCE FACTOR
                                 5                            1.16 - 1.20
                                 4                            1.11 - 1.15
                                 3                            1.00 - 1.10

           Employees who are on a Written Warning and/or are performing at a level of 1 or 2 at the end of the fiscal year are not eligible to receive a bonus. Any exceptions to this must be in writing and approved by the President.

       E. CUSTOMER SATISFACTION FACTOR is based upon a comparison of the current fiscal year customer satisfaction survey rating to last fiscal year's rating. This factor may range from 1.00 -1.10.





                                 COMPARISON            FACTOR
                                 ----------            ------
Current rating as compared       Decrease              1.00
to last year's rating            No Change             1.05
                                 Increase              1.10


                               CISCO CONFIDENTIAL

Management Bonus Plan                                               Page 3 of 4



       F. PRORATION FACTOR accounts for the number of calendar days during the fiscal year that the employee was in the bonus-eligible position. For example, the Proration Factor for an employee who has been on the Plan the entire year will be "1.00". For an employee who has been on the plan for 6 months, this factor will be ".50". Employees in the following situations will have a Proration Factor of less than "1.00":

           - Participants in the Plan who transferred to a new position not governed by any incentive plan.

           - Employees who transferred from one bonus-eligible position to another bonus-eligible position. Employees in this situation will have their bonus prorated based on length of time in each position.

           - Employees who have been on the Plan less than 12 months (such as a new hire).

           - Employees who have been on a leave of absence greater than 14 calendar days.

           - Employees who have been on the Plan, terminated their employment, and returned to a bonus-eligible position all in the same fiscal year.

       G. BONUS FORMULA AND CALCULATION EXAMPLE: Assume a level C participant with a Base Salary of $105,000 at the 35% level, a Company Performance Factor of 1.30, an Individual Performance Factor of 1.15, a Customer Satisfaction Factor of 1.10 and a Proration Factor of 1.00.

           SAMPLE CALCULATION:

                           BONUS         COMPANY         INDIVIDUAL         CUSTOMER
            BASE           BASIS       PERFORMANCE       PERFORMANCE      SATISFACTION     PRORATION        TOTAL
           SALARY       PERCENTAGE       FACTOR            FACTOR            FACTOR         FACTOR          BONUS
           ------       ----------       ------            ------            ------         ------          -----
           $105,000    x   .35       x   1.30       x       1.15       x      1.10     x     1.00     =   $60,435.38

           In this example, the Total Bonus equals approximately 58% of Base Salary.

III.     PROCEDURES AND PRACTICES

       A.  PROCEDURE:

           1. A list of eligible employees will be sent by Human Resources to the Executive Staff for review at the beginning of the fiscal year. Additions, deletions or other changes to the list will be made and the approved list will be returned to Human Resources.

           2. Once the list is confirmed, a copy of the Plan will be sent to each participant.

           3. Each eligible new hire and employees promoted into eligible positions will receive a copy of the plan during the fiscal year.

           4. A month before fiscal year end, a list of eligible employees with all changes made during the year will again be sent to the Executive Staff for final review and approval.

                               CISCO CONFIDENTIAL

Management Bonus Plan                                               Page 4 of 4


           5. Following year-end, Human Resources will distribute bonus worksheets to management and the Executive Staff will review and approve the final bonus amounts.

           6. Human Resources will review bonus recommendations and transfer relevant information to Payroll to process the bonus checks. The checks will be sent to the appropriate Vice President for distribution, generally within 30 days following the end of the fiscal year.

       B. BUSINESS CONDUCT: It is the established policy of Cisco Systems, Inc. to conduct business with the highest standards of business ethics. Cisco employees may not offer, give, solicit or receive any payment that could appear to be a bribe, kickback or other irregular type of payment from anyone involved in any way with an actual or potential business transaction. Gifts, favors and entertainment are allowed such that they are consistent with our business practice, do not violate any applicable laws, are of limited value ($50.00 or less) and would not embarrass Cisco if publicly disclosed.

       C. TRANSFERS AND TERMINATIONS: Employees who are participants in the Management Bonus Plan and who transfer to a new position not governed by this Plan will be eligible on a pro-rata basis for the applicable period and paid as defined by the Plan. Any exceptions to the Plan must be designated in writing and approved by the President.

           A participant must be employed as of the last day of the fiscal year to be eligible for the bonus. If an employee terminates during the fiscal year, the employee is not eligible for the bonus.

       D. EMPLOYMENT AT WILL: The employment of all Plan participants at Cisco Systems, Inc. is for an indefinite period of time and is terminable at any time, with or without cause being shown or advance notice by either party. This Plan shall not be construed to create a contract of employment for a specified period of time between Cisco Systems, Inc. and any Plan participant.